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                          THIRD SUPPLEMENTAL INDENTURE

                     TENET HEALTHCARE CORPORATION, as Issuer

                                      AND

                              THE BANK OF NEW YORK,

                                   as Trustee

                             Dated as of May 7, 1998

                     Supplemental to Indenture, dated as of

                     March 1, 1995, relating to the Issuer's

                   10 1/8% Senior Subordinated Notes Due 2005

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                                TABLE OF CONTENTS

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PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE I            DEFINITIONS AND OTHER PROVISIONS
                     OF GENERAL APPLICATION. . . . . . . . . . . . . . . . . .

     SECTION 1.1     Definitions . . . . . . . . . . . . . . . . . . . . . . .

     SECTION 1.2     Effect of Headings and Table of
                      Contents . . . . . . . . . . . . . . . . . . . . . . . .

     SECTION 1.3     Successors and Assigns. . . . . . . . . . . . . . . . . .

     SECTION 1.4     Separability Clause . . . . . . . . . . . . . . . . . . .

     SECTION 1.5     Benefits of Third Supplemental
                     Indenture . . . . . . . . . . . . . . . . . . . . . . . .

     SECTION 1.6     Governing Law . . . . . . . . . . . . . . . . . . . . . .

     SECTION 1.7     Effectiveness . . . . . . . . . . . . . . . . . . . . . .

ARTICLE II           THE AMENDMENTS. . . . . . . . . . . . . . . . . . . . . .

     SECTION 2.1     Amendments to Section 1.01. . . . . . . . . . . . . . . .

     SECTION 2.2     Amendment to Section 1.02 . . . . . . . . . . . . . . . .

     SECTION 2.3     Amendment to Section 4.04 . . . . . . . . . . . . . . . .

     SECTION 2.4     Amendment to Section 4.05 . . . . . . . . . . . . . . . .

     SECTION 2.5     Amendment to Section 4.07 . . . . . . . . . . . . . . . .

     SECTION 2.6     Amendment to Section 4.08 . . . . . . . . . . . . . . . .

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     SECTION 2.7     Amendment to Section 4.09. . . . . . . . . . . . . . . . .

     SECTION 2.8     Amendment to Section 4.11. . . . . . . . . . . . . . . . .

     SECTION 2.9     Amendment to Section 4.12. . . . . . . . . . . . . . . . .

     SECTION 2.10    Amendment to Section 4.13. . . . . . . . . . . . . . . . .

     SECTION 2.11    Amendment to Section 4.14. . . . . . . . . . . . . . . . .

     SECTION 2.12    Amendment to Section 4.15. . . . . . . . . . . . . . . . .

     SECTION 2.13    Amendment to Section 4.16. . . . . . . . . . . . . . . . .

     SECTION 2.14    Amendment to Section 4.17. . . . . . . . . . . . . . . . .

     SECTION 2.15    Amendment to Section 5.01. . . . . . . . . . . . . . . . .

ARTICLE III          NOTICE, ENDORSEMENT AND CHANGE
                      OF SECURITIES . . . . . . . . . . . . . . . . . . . . . .

     SECTION 3.1     Notice to Securityholders. . . . . . . . . . . . . . . . .

     SECTION 3.2     Notation on Securities . . . . . . . . . . . . . . . . . .

SIGNATURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

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                  THIRD SUPPLEMENTAL INDENTURE, dated as of May 7, 1998 (the
"THIRD SUPPLEMENTAL INDENTURE"), between TENET HEALTHCARE CORPORATION, a Nevada corporation (hereinafter called the "COMPANY"), and THE BANK OF NEW YORK, as trustee (hereinafter called the "TRUSTEE"), under the Indenture (the "INDENTURE"), dated as of March 1, 1995, between the Company and the Trustee relating to the Company's 10 1/8% Senior Subordinated Notes Due 2005 (the "SECURITIES").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company proposes to amend (the "AMENDMENTS") the Indenture to delete substantially all of the restrictive covenants contained therein.

                  WHEREAS, the Company has commenced an offer to purchase any and all of the Securities pursuant to its Offer to Purchase and Solicitation of Consents dated April 23, 1998 (the "TENDER OFFER").

                  WHEREAS, the Company has solicited consents to the Amendments from the holders of record of the Securities.

                  WHEREAS, in accordance with Section 9.02 of the Indenture, the Holders of a majority of the principal amount of the Securities then outstanding (other than any Securities owned by the Company or any Affiliate of the Company) have con sented to such Amendments.

                  WHEREAS, the Board of Directors of the Company has duly authorized the execution and delivery of this Third Supplemental Indenture, the Company has delivered an Officers' Certificate and an Opinion of Counsel to the Trustee pursuant to Section 9.06 of the Indenture and the Company has done all other things necessary to make this Third Supplemental Indenture a valid agreement of the Company in accordance with the terms hereof and of the Indenture.

                  NOW THEREFORE, the Company and Trustee agree as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I

                         DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

     SECTION I.1   DEFINITIONS.

     For all purposes of the Indenture and this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                           (1) the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Third Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

                           (2) certain capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

     SECTION I.2   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings and the Table of Contents of this Third Supplemental Indenture are for convenience only and shall not affect the construction hereof. Except as otherwise specifically set forth herein, all references to Sections in the Indenture shall remain unchanged.

     SECTION I.3   SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Third Supplemental Indenture by the Company shall bind its successors and assigns, or any other obligor on the Securities, whether expressed or not.

     SECTION I.4   SEPARABILITY CLAUSE.

     In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION I.5   BENEFITS OF THIRD SUPPLEMENTAL INDENTURE.

     Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any

                                       2

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Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

     SECTION I.6   GOVERNING LAW.

     This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and all rights and remedies shall be governed by such law without reference to its conflict of laws provision.

     SECTION I.7   EFFECTIVENESS.

     This Third Supplemental Indenture shall be effective on the date hereof; PROVIDED, that the Amendments in Article II of this Third Supplemental Indenture shall take effect on the date (the "EFFECTIVE DATE") that the Trustee shall have received an Officers' Certificate from the Company, dated the Effective Date, in accordance with Section 8.06 of the Indenture, stating that the Tender Offer has been consummated and that the Amendments in Article II of this Third Supplemental Indenture shall take effect on such date.

                                   ARTICLE II

                                 THE AMENDMENTS

     SECTION II.1   AMENDMENTS TO SECTION 1.01.

     The following definitions are hereby deleted from Section 1.01 of the
Indenture: Acquired Debt, Asset Sale, Capital Lease, Capital Lease Obligation, Capital Stock, Change of Control, Change of Control Triggering Event, Consolidated Cash Flow, Consolidated Net Income, Consolidated Net Worth, Continuing Directors, Disqualified Stock, Equity Interests, Existing Indebtedness, Fixed Charge Coverage Ratio, Fixed Charges, Hedging Obligations, Hospital, Hospital Swap, Indebtedness, International Subsidiaries, Investment Grade, Investments, Lien, Metrocrest Letter of Credit Facility, Moody's, Net Income, Net Proceeds, Non-Cash Consideration, Non-Recourse Debt, Performance Investment Plan, Permitted Collateral, Permitted Liens, Permitted Refinancing Indebtedness, Physician Joint Venture Distributions, Physician Support Obligations, Qualified Equity Interests, Rating Agencies, Rating Category, Rating Date, Rating Decline, Refinancing, Related Business, Restricted Investment, Senior Asset Sale Offer, S&P, Specified Assets, Stockholders Equity, Senior

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Subordinated Notes, Senior Subordinated Note Indenture, Specified Exchange,
2005 Exchangeable Subordinated Notes, Senior Notes, Senior Note Indenture, Transfer Restriction and Wholly Owned Subsidiary.

     SECTION II.2   AMENDMENT TO SECTION 1.02.

     The following definitions are hereby deleted from Section 1.02 of the
Indenture: Affiliate Transaction, Change of Control Offer, Change of Control Payment, Change of Control Payment Date, Purchase Date, Restricted Payments and Senior Subordinated Asset Sale Offer.

     SECTION II.3   AMENDMENT TO SECTION 4.04.

     Clause (ii) of Section 4.04 of the Indenture is hereby amended to read in its entirety as follows:

     "(ii) [Intentionally Omitted]"

     SECTION II.4   AMENDMENT TO SECTION 4.05.

     Section 4.05 of the Indenture is hereby amended to read in its entirety as follows:

"SECTION 4.05       TAXES.

     [Intentionally Omitted]"

     SECTION II.5   AMENDMENT TO SECTION 4.07.

     Section 4.07 of the Indenture is hereby amended to read in its entirety as follows:

"SECTION 4.07       LIMITATIONS ON RESTRICTED PAYMENTS.

     [Intentionally Omitted]"

     SECTION II.6   AMENDMENT TO SECTION 4.08.


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     Section 4.08 of the Indenture is hereby amended to read in its entirety as follows:

"SECTION 4.08       LIMITATIONS ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
                    AFFECTING SUBSIDIARIES.

     [Intentionally Omitted]"

     SECTION II.7   AMENDMENT TO SECTION 4.09.

     Section 4.09 of the Indenture is hereby amended to read in its entirety as follows:

"SECTION 4.09       LIMITATIONS  ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
                    PREFERRED STOCK.

     [Intentionally Omitted]"

     SECTION II.8   AMENDMENT TO SECTION 4.11.

     Section 4.11 of the Indenture is hereby amended to read in its entirety as follows:

"SECTION 4.11       LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

     [Intentionally Omitted]"

     SECTION II.9   AMENDMENT TO SECTION 4.12.

     Section 4.12 of the Indenture is hereby amended to read in its entirety as follows:

"SECTION 4.12       LIMITATIONS ON LIENS.

     [Intentionally Omitted]"

     SECTION II.10  AMENDMENT TO SECTION 4.13.


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     Section 4.13 of the Indenture is hereby amended to read in its entirety as follows:

"SECTION 4.13       CHANGE OF CONTROL.

     [Intentionally Omitted]"

     SECTION II.11  AMENDMENT TO SECTION 4.14.

     Section 4.14 of the Indenture is hereby amended to read in its entirety as follows:

"SECTION 4.14       CORPORATE EXISTENCE.

     [Intentionally Omitted]"

     SECTION II.12  AMENDMENT TO SECTION 4.15.

     Section 4.15 of the Indenture is hereby amended to read in its entirety as follows:

"SECTION 4.15       LINES OF BUSINESS.

     [Intentionally Omitted]"

     SECTION II.13  AMENDMENT TO SECTION 4.16.

     Section 4.16 of the Indenture is hereby amended to read in its entirety as follows:

"SECTION 4.16       LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY
                    SUBSIDIARIES.

     [Intentionally Omitted]"

     SECTION II.14  AMENDMENT TO SECTION 4.17.

     Section 4.17 of the Indenture is hereby amended to read in its entirety as follows:

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"SECTION 4.17       NO SENIOR SUBORDINATED DEBT.

     [Intentionally Omitted]"

     SECTION II.15  AMENDMENT TO SECTION 5.01.

     Section 5.01 of the Indenture is hereby amended to read in its entirety as follows:

"SECTION 5.01       LIMITATIONS ON MERGERS, CONSOLIDATIONS OR SALES OF ASSETS.

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, Person or entity unless:

                  (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District or Columbia;

                  (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under this Indenture and the Securities pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

                  (iii) immediately after such transaction no Default or Event of Default exists.

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, covering clauses (i) through (iii) above, stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel."

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                                 ARTICLE III

             NOTICE, ENDORSEMENT AND CHANGE OF FORM OF SECURITIES

     SECTION III.1  NOTICE TO SECURITYHOLDERS.

     After the Effective Date, the Company shall mail to Securityholders a notice briefly describing the Amendments in accordance with Section 8.02 of the Indenture.

     SECTION III.2  NOTATION ON SECURITIES.

     Securities authenticated and delivered after the Effective Date shall, at the Company's expense, be affixed by the Trustee with the following notation:

                  "The Company and the Trustee have entered into a Third Supplemental Indenture, dated as of May 7, 1998, which deleted substantially all of the restrictive covenants in the Securities. Reference is hereby made to such Third Supplemental Indenture, copies of which are on file with The Bank of New York, as Trustee."

     The Trustee may, but shall not be required to, require holders of Securi ties authenticated and delivered prior to the Effective Date to deliver such Securities to the Trustee so that the Trustee may affix them with the aforementioned notation.

                                   * * * * *

     This Third Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counter parts shall together constitute but one and the same instrument.

Dated as of May 7, 1998

                                      TENET HEALTHCARE CORPORATION



                                      By: /s/ STEPHEN D. FARBER
                                         ----------------------------
                                          Name:    Stephen D. Farber
                                          Title:   Vice President


                                  THE BANK OF NEW YORK,
                                  AS TRUSTEE


                                      By: /s/ MARY LA GUMINA
                                         ----------------------------
                                          Name:    Mary La Gumina
                                          Title:   Assistant Vice President





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